EX 23.1

Consent of Independent Registered Public Accounting Firm

Palisade Bio, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated July 13, 2021, relating to the financial statements of Leading Biosciences, Inc. (the “Company”) appearing in the current report on Form 8-K/A filed by Palisade Bio, Inc. on July 13, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California

November 18, 2021